Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

August 2007 Performance Update

The Frontier Fund Supplement Dated August 31, 2007 to Prospectus Dated February 12, 2007

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 1	August 2007	August 2007 YTD	NAV / Unit
Balanced Series-1	-6.37%	-10.90%	$95.03
Balanced Series-1a	-6.42%	-11.18%	$85.25
Campbell/Graham Series-1	-5.19%	-6.30%	$90.21
Currency Series-1	-1.95%	1.46%	$102.64
Long/Short Commodity Series-1	0.28%	-2.36%	$98.05
Graham Series-1	-3.45%	4.16%	$88.23
Winton Series-1	-1.55%	-2.75%	$102.74
Long Only Commodity Series-1	-4.87%	-0.30%	$95.16
Managed Futures Index Series-1	-5.82%	-4.41%	$92.48

The Series listed below is no longer available to new Investors.
Dunn Series-1 (Closed to Investors)	-24.96%	-38.39%	$47.39

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($16,255,397.72)
Unrealized trading gain/(loss)			382,142.81
Less: commissions			-365,327.14
Less: FCM fees			-107,095.14
Foreign currency gain/(loss)			7,044.67
Interest Income			479,561.99
Total Income			-15859070.53
EXPENSES
Management fees			136,350.13
Incentive fees			-2,193,131.26
Broker service fees			542,023.72
Total Expenses			-1514757.41
Net Income (Loss)			-14344313.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,214,590.32	$224,761,906.18	101.49
Current month additions	28,687.50	2,784,677.69
Current month redemptions	-52,602.02	-5,027,171.39
Net Income (loss) for current month		-14344313.12
Net Asset Value, end of current month	2190675.802	208175099.4	95.0277988
Monthly rate of return			-0.06367328

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($397,494.04)
Unrealized trading gain/(loss)			14,464.19
Less: commissions			-8,951.17
Less: FCM fees			-2,621.28
Foreign currency gain/(loss)			244.49
Interest Income			15,392.86
Total Income			-378964.95
EXPENSES
Trading fees			5,304.66
Management fees			4,027.52
Incentive fees			-53,723.38
Broker service fees			13,292.13
Total Expenses			-31099.07
Net Income (Loss)			-347865.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	58,825.55	$5,358,463.84	91.09
Current month additions	2,643.06	229,402.87
Current month redemptions	0	0
Net Income (loss) for current month		-347865.88
Net Asset Value, end of current month	61468.61821	5240000.83	85.24676465
Monthly rate of return			-0.064147934

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($1,605,142.34)
Unrealized trading gain/(loss)			-988,762.25
Less: commissions			-9,543.32
Less: FCM fees			-26,765.19
Foreign currency gain/(loss)			-6,318.28
Interest Income			117,945.75
Total Income			-2518585.63
EXPENSES
Management fees			101,728.71
Incentive fees			14,866.13
Broker service fees			131,704.79
Total Expenses			248299.63
Net Income (Loss)			-2766885.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	554,912.54	$52,799,920.24	95.15
Current month additions	23,784.10	2,173,386.92
Current month redemptions	-6,478.17	-587,365.22
Net Income (loss) for current month		-2766885.26
Net Asset Value, end of current month	572218.4757	51619056.68	90.20865085
Monthly rate of return			-0.051932203

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($194,316.69)
Unrealized trading gain/(loss)			23,639.16
Less: FCM fees			-3,986.10
Interest Income			22,132.97
Total Income			-152530.66
EXPENSES
Management fees			4,678.65
Incentive fees			0
Broker service fees			23,450.46
Total Expenses			28129.11
Net Income (Loss)			-180659.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	88,170.54	$9,229,189.25	104.67
Current month additions	3,634.19	373,651.70
Current month redemptions	-544.90302	-55,612.66
Net Income (loss) for current month		-180659.77
Net Asset Value, end of current month	91259.82466	9366568.52	102.6362757
Monthly rate of return			-0.019429869

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($1,189,044.48)
Unrealized trading gain/(loss)			1,448,226.06
Less: commissions			-20,253.22
Less: FCM fees			-11,280.95
Foreign currency gain/(loss)			0
Interest Income			93,777.01
Total Income			321424.42
EXPENSES
Management fees			81,402.06
Incentive fees			72,822.59
Broker service fees			76,305.73
Total Expenses			230530.38
Net Income (Loss)			90894.04

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	305,162.05	$29,839,478.33	97.78
Current month additions	17,133.12	1,664,347.68
Current month redemptions	-8,597.19	-835,461.91
Net Income (loss) for current month		90894.04
Net Asset Value, end of current month	313697.9906	30759258.14	98.05373023
Monthly rate of return			0.00279945

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($19,042.96)
Unrealized trading gain/(loss)			-151,014.52
Less: commissions			-1,246.78
Less: FCM fees			-2,051.72
Foreign currency gain/(loss)			-236.6
Interest Income			11,506.05
Total Income			-162086.53
EXPENSES
Management fees			10,172.06
Incentive fees			-3,018.82
Broker service fees			13,138.44
Total Expenses			20291.68
Net Income (Loss)			-182378.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	58,117.87	$5,311,215.59	91.39
Current month additions	1,037.66	92,292.96
Current month redemptions	-1,084.44	-97,484.21
Net Income (loss) for current month		-182378.21
Net Asset Value, end of current month	58071.08634	5123646.13	88.23058863
Monthly rate of return			-0.034570646

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($328,174.84)
Unrealized trading gain/(loss)			92,448.03
Less: commissions			-6,127.59
Less: FCM fees			-8,057.57
Foreign currency gain/(loss)			285.73
Interest Income			47,803.41
Total Income			-201822.83
EXPENSES
Management fees			32,140.95
Incentive fees			333.01
Broker service fees			50,513.65
Total Expenses			82987.61
Net Income (Loss)			-284810.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	183,622.42	$19,163,032.42	$104.36
Current month additions	26,389.05	2,697,758.67
Current month redemptions	-1,787.45	-182,627.59
Net Income (loss) for current month		-284810.44
Net Asset Value, end of current month	208224.0158	21393353.06	102.7420059
Monthly rate of return			-0.015503968

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($220,561.04)
Unrealized trading gain/(loss)			0
Less: commissions			0
Less: FCM fees			-1,773.30
Foreign currency gain/(loss)			0
Interest Income			13,570.28
Total Income			-208764.06
EXPENSES
Management fees			4,569.98
Incentive fees			0
Broker service fees			7,322.45
Total Expenses			11892.43
Net Income (Loss)			-220656.49

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	45,426.95	$4,544,234.12	100.03
Current month additions	616.54179	59,122.00
Current month redemptions	-646.40287	-62,545.20
Net Income (loss) for current month		-220656.49
Net Asset Value, end of current month	45397.08665	4320154.43	95.16369329
Monthly rate of return			-0.048648473

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Aug-07

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			($15,576.69)
Unrealized trading gain/(loss)			-18,618.73
Less: commissions			-181.99
Less: FCM fees			-245.47
Foreign currency gain/(loss)			-216.53
Interest Income			1,739.26
Total Income			-33100.15
EXPENSES
Management fees			981.89
Incentive fees			0
Broker service fees			993.75
Total Expenses			1975.64
Net Income (Loss)			-35075.79

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	6,198.70	$608,683.38	98.2
Current month additions	109.50343	10,317.17
Current month redemptions	-100.90298	-9,880.28
Net Income (loss) for current month		-35075.79
Net Asset Value, end of current month	6207.29915	574044.48	92.47894553
Monthly rate of return			-0.05825921

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund - Managed Futures Index Series 1